Exhibit 10.17

CAPSTONE THERAPEUTICS CORP.
MANAGEMENT FEE AGREEMENT

This MANAGEMENT FEE AGREEMENT, dated as of March 27, 2020 (the “Execution Date”) and effective as of April 1, 2020 (the “Effective Date”), by and among TotalStone, LLC, a Delaware limited liability company (the “Company”), and Capstone Therapeutics Corp., a Delaware corporation (“Advisor”).

WHEREAS, the Company has consummated a recapitalization as of the Effective Date (the “Recapitalization”);

WHEREAS, the Company consummated the Recapitalization with Advisor as the new common equity interest owner of the Company to, among other things, avail itself of Advisor’s corporate governance expertise and consequently has requested the Advisor make such expertise available from time to time to render certain management consulting and advisory services related to the business and affairs of the Company and its subsidiaries and affiliates, including appointing members to serve as a majority of the Company’s board of managers (the “Board”);

WHEREAS, Advisor and the Company agree that it is in their respective best interests to memorialize their agreement with respect to the foregoing in the form of this Management Fee Agreement (the “Agreement”) pursuant to which, for the consideration specified herein, Advisor has provided and shall continue to provide such services as an independent consultant to the Company in connection with management of the Company, its subsidiaries and affiliates;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth the Company and Advisor agree as follows:

Section 1. Retention of Advisor.

The Company hereby retains Advisor, and Advisor accepts such retention, upon the terms and conditions set forth in this Agreement.

Section 2. Term.

(a) This Agreement shall commence on the date hereof and shall terminate on the earlier mutual agreement of the parties.

(b) The provisions of Section 3(c) and Sections 5 through 12 shall survive the termination of this Agreement.

Section 3. Management Services.

(a) Advisor shall advise the Company concerning such management matters that relate to financial transactions, acquisitions and other senior management matters related to the business, administration and policies of the Company and its subsidiaries and affiliates, in each case as the Company shall reasonably and specifically request by way of written notice to Advisor, which notice shall specify the services required of Advisor and shall include all background material necessary for Advisor to complete such services. Without limiting the generality of the foregoing, Advisor has agreed to source certain persons to serve on the Board to fulfill the positions of the Class A Designees (as defined in the Company Agreement). No person that serves as a Class A Designee and is also an affiliate of Advisor will receive payment from the Company for such person’s service as a Class A Designee (other than customary reimbursement of expenses).

(b) Advisor shall perform all services to be provided hereunder as an independent contractor to the Company and not as an employee, agent or representative of the Company. Advisor shall have no authority to act for or to bind the Company without the prior written consent of the Company.

(c) This Agreement shall in no way prohibit Advisor or any partners or affiliates of Advisor or any director, officer, partner, agent or employee of Advisor or any partners, shareholders or affiliates from engaging in other activities, whether or not competitive with any business of the Company or any of its respective subsidiaries or affiliates.

Section 4. Compensation.

(a) As consideration for Advisor’s agreement to render the services set forth in the second recital and Section 3(a) of this Agreement and as compensation for any such services rendered by Advisor, the Company agrees to pay to Advisor (i) a monthly fee of twenty thousand dollars ($20,000) (the “Monthly Fee”), provided, that (x) the first Monthly Fee shall be paid on the Execution Date notwithstanding the Effective Date occurring thereafter, (y) the second and all subsequent Monthly fees shall be paid on the first day of each month commencing on April 1, 2020 and (z) the Monthly Fee will increase on each twelve-month anniversary of the Effective Date by an amount equal to the percentage increase in the Consumer Price Index for Pacific Cities and U.S. City Average published by the Bureau of Labor Statistics of the United States Department of Labor, or any comparable successor or substitute index, during such twelve-month period, and (ii) an upside fee, which will be calculated annually and equal to 7% multiplied by pre-tax federal income of the Company and its affiliates allocated to the Advisor less the aggregate Monthly Fees for such annual period (the “Upside Fee”). The Upside Fee will be paid as promptly as possible after determination of the amount thereof. If the Upside Fee is negative, there is no Upside Fee due for that period.

(b) Commencing on July 1, 2020, and continuing on the first day of each calendar quarter thereafter until all amounts due under that certain promissory note, dated as of even date herewith, made by Advisor in the original principal amount of $217,084 have been paid in full, the Company shall make a prepayment of the Upside Fee to Advisor in the amount of $25,000 (each, a “Prepayment”). Notwithstanding Section 4(a), the Upside Fee shall be reduced by the aggregate amount of Prepayments and no payment of the Upside Fee shall be made while any Prepayments remain unapplied.

(c) In the event that a scheduled payment falls on a non-business day, that payment date will be taken to be the first business day (being a day on which the New York Stock Exchange is open for business) after such date.

Section 5. Notices.

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to Advisor, to:

Capstone Therapeutics Corp.

1275 West Washington Street, Suite 104

Tempe, Arizona 85281 Attention: John M. Holliman, III

if to the Company, to it at:

Totalstone, LLC

c/o Brookstone Partners IAC, Inc.

232 Madison Avenue, Suite 600

New York, New York 10016

Attention: Matthew Lipman

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 6. Benefits of Agreement.

This Agreement shall bind and inure to the benefit of Advisor, the Company, and any of their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the prior written consent of the other party, which consent will not be unreasonably withheld in the case of any assignment by Advisor.

Section 7. Governing Law; Exclusive Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b) THE PARTIES HERETO WILL PROMPTLY SUBMIT ANY DISPUTE ARISING IN CONNECTION WITH ANY SUIT, ACTION, OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY TO THE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE, AND HEREBY AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE IN ANY SUCH SUIT, ACTION, OR PROCEEDING THAT THE SUIT, ACTION, OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION, OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED BY SUCH COURTS.

(c) EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY SCHEDULE OR EXHIBIT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

Section 8. Headings.

Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

Section 9. Entire Agreement; Amendments.

This Agreement contains the entire understanding of the parties with respect to its subject matter and supersedes any and all prior agreements, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

Section 10. Counterparts.

This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 11. Waivers.

Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Management Fee Agreement as of the date first above written.

TOTALSTONE, LLC

By:	/s/ Matthew Lipman
Name:	Matthew Lipman
Title:	Manager

CAPSTONE THERAPEUTICS CORP.

By:	/s/ John M. Holliman, III
Name:	John M. Holliman, III
Title:	CEO

[Signature Page to Management Fee Agreement]